UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 14, 2008 (October 10, 2008)
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio		43058-3500

(Address of principal executive offices)		(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into a Material Definitive Agreement.
Credit Card Account Purchase Agreement with U.S. Bank National Association ND, d/b/a Elan Financial Services
     On October 10, 2008, The Park National Bank (“PNB”), the national bank subsidiary of Park National Corporation (“Park”), executed a Credit Card Account Purchase Agreement (the “Elan Purchase Agreement”) with U.S. Bank National Association ND, d/b/a Elan Financial Services, a national bank (“Elan”). The Elan Purchase Agreement was made as of September 30, 2008.
     Pursuant to the Elan Purchase Agreement, Elan purchased PNB’s unsecured credit card accounts (with the exception of certain specified ineligible accounts) (the “Accounts Sold”) as they existed on September 30, 2008. The Accounts Sold included accounts from each of PNB’s 12 Ohio-based banking divisions and had an outstanding principal balance of approximately $30 million. The Accounts Sold included the PNB banking divisions’ regular credit card products, such as VISA® Classic cards, VISA® signature series cards, VISA® Gold cards and MasterCard®. The Accounts Sold did not include home-equity-based VISA® cards.
     The purchase price for the Accounts Sold of $39.3 million was based on the principal balance of the Accounts Sold, plus a premium and minus unearned program fees. Park expects to recognize a pre-tax gain resulting from the sale of the Accounts Sold of approximately $8 million in the fourth quarter of 2008.
     The description of the Elan Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Elan Purchase Agreement, which is included with this Current Report on Form 8-K as Exhibit 2.1, and incorporated herein by reference.
     Cautionary Statement: The Elan Purchase Agreement contains representations and warranties of each of the parties thereto. Certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

     Elan is a wholly-owned subsidiary of U.S. Bancorp, a financial services holding company. As previously disclosed in the Current Report on Form 8-K filed by Park on January 2, 2008, on December 28, 2007, USB Capital Funding Corp., which is also a subsidiary of U.S. Bancorp, purchased from PNB a Subordinated Debenture in the principal amount of $25 million, which will mature on December 29, 2017.
Item 8.01 — Other Events.
     On October 10, 2008, Park issued a news release (the “News Release”) announcing the execution of the Elan Purchase Agreement. The News Release also announced that on October 10, 2008, PNB and Park executed a Merchant Asset Purchase Agreement (the “Elavon Purchase Agreement”) with Elavon, Inc., a Georgia corporation which is also a wholly-owned subsidiary of U.S. Bancorp (“Elavon”). Pursuant to the Elavon Purchase Agreement, PNB sold and transferred to Elavon (i) PNB’s merchant card processing business and (ii) certain miscellaneous assets utilized in connection with that business (the “Merchant Transaction Processing Business”). The Merchant Transaction Processing Business provides payment processing services for approximately 1,700 merchants. Park expects to recognize a pre-tax gain resulting from the sale of the Merchant Transaction Processing Business of approximately $4.2 million in the fourth quarter of 2008. A copy of the News Release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable

     (d) Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Credit Card Account Purchase Agreement by and between U.S. Bank National Association ND, d/b/a Elan Financial Services and The Park National Bank (also known as Park National Bank), executed on October 10, 2008 with an effective date of September 30, 2008*

99.1	News Release issued by Park National Corporation on October 10, 2008

*	The schedules referenced in the Credit Card Account Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Park National Corporation hereby agrees to furnish supplementally a copy of any such omitted schedule to the Credit Card Account Purchase Agreement to the Securities and Exchange Commission upon its request.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: October 14, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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